Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 13, 2014, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended December 31, 2013 of Mattersight Corporation and Subsidiaries, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Chicago, Illinois

March 13, 2014